Exhibit 10.1g

          AMENDMENT NO. 7

        This AMENDMENT NO. 7, dated as of October 11, 2005 (“Amendment”), is entered into by and among O’SULLIVAN INDUSTRIES, INC., a Delaware corporation (“OSI”), O’SULLIVAN FURNITURE FACTORY OUTLET, INC., a Missouri corporation (“OSF”), O’SULLIVAN INDUSTRIES – VIRGINIA, INC., a Virginia corporation (“OSV” and together with OSF and OSI, each a “Borrower” and collectively and jointly and severally, the “Borrowers”), O’SULLIVAN INDUSTRIES HOLDINGS, INC., a Delaware corporation (“Holdings”), the persons designated as “Lenders” on the signature pages hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as agent (the “Agent”).

         WHEREAS, Borrowers, Holdings, the Lenders (as defined therein) and Agent are party to the Credit Agreement, dated as of September 29, 2003, as amended by Amendment No. 1 thereto, dated as of October 29, 2003, and Amendment and Consent No. 2, dated as of May 5, 2004, and Amendment and Consent No. 3, dated as of August 17, 2005, Amendment No. 4, dated as of August 22, 2005, Amendment and Consent No. 5 dated as of September 16, 2005, and Amendment No. 6, dated as of October 4, 2005 (including all annexes, exhibits and schedules thereto, the “Credit Agreement”; all capitalized terms defined in the Credit Agreement and not otherwise defined herein have the meanings assigned to them in the Credit Agreement or in Annex A thereto);

        WHEREAS, Borrowers and Requisite Lenders, subject to Section 3 hereof, wish to amend the Credit Agreement in the manner set forth below;

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Credit Parties, Requisite Lenders and Agent agree as follows:

SECTION 1.
AMENDMENT

(a)	Subject to the satisfaction of the conditions to effectiveness referred to in Section 2 hereof: Section 2.15(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(c) Not later than October 14, 2005, the Borrowers shall have received, and shall have provided to Agent, a final plan (the “Final Plan”) that has either been agreed upon by the holders of the Senior Notes or may be accomplished by Borrowers without such agreement by the holders of the Senior Notes and which provides for either (i) the restructuring of the Indebtedness, obligations and equity of the Credit Parties, in which event the Final Plan must be in form and substance satisfactory to Agent and Requisite Lenders in all respects or (ii) the payment in full of all Obligations under the Credit Agreement, in which event the terms and conditions of the Final Plan that impact Agent or Lenders must be in form and substance satisfactory to Agent and Requisite Lenders.”

(b)	Section 5.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

"(c) No part of the proceeds of any Loan will be used to pay interest or fees (other than professional fees payable under Section 5(b) of the Forbearance Agreement) on (i) the Senior Notes or (ii) any Subordinated Debt without the prior written consent of the Agent; provided, however, so long as (i) the Forbearance Agreement is in effect or is extended at least one (1) Business Day prior to the termination of the forbearance period thereunder and such extension is on terms acceptable to Agent in its reasonable discretion, (ii) the Borrowers are in compliance with the Forbearance Agreement; (iii) no action is taken by any holder of the Senior Notes or the Senior Notes Trustee that would result in an Event of Default under Section 6.1(r) of this Agreement; and, (iv) no other Default or Event of Default has occurred or is continuing under the Credit Agreement or the Senior Notes, Agent and Lender agree to forbear from the enforcement of any Default or Event of Default that would occur as a result of Borrowers’ failure to pay such interest on the Senior Notes, but such forbearance shall apply solely to a Default or Event of Default that would occur as a result of Borrowers’ failure to pay such interest on the Senior Notes and shall not apply to any other Default or Event of Default.”

(c)	Section 7.2(a) of the Credit Agreement is hereby amended by deleting the following provision that occurs at the end of such subsection:

“provided, however, that, in the case of any Advance requested to be made on a Funding Date that would occur on or between the Amendment Effective Date and October 10, 2005, the foregoing requirement shall not apply to any representation and warranty set forth in Sections 5.2 or 5.9;"

                     and inserting in lieu therof the following:

“provided, however, that, in the case of any Advance requested to be made on a Funding Date that would occur on or between the Amendment Effective Date and October 14, 2005, the foregoing requirement shall not apply to any representation and warranty set forth in Sections 5.2 or 5.9;"

SECTION 2.
CONDITIONS TO EFFECTIVENESS

        This Amendment shall become effective on the date (the “Effective Date”) that Agent shall have received one or more counterparts of this Amendment executed and delivered by Borrowers, Holdings, Agent and the Requisite Lenders;

SECTION 3.
LIMITATION ON SCOPE

        Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms. The amendment and consent set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Borrowers or any other Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein. Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Borrowers or any other Credit Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

(a)	Borrowers hereby represent and warrant as follows:

    (i)        This Amendment has been duly authorized and executed by Borrowers and each other Credit Party, and the Credit Agreement, as amended by this Amendment, is the legal, valid and binding obligation of Borrowers and each other Credit Party that is a party thereto, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

    (ii)        Borrowers repeat and restate the representations and warranties of Borrowers contained in the Credit Agreement (other than those set forth in Sections 5.2 and 5.9 thereof) as of the date of this Amendment and as of the Effective Date, except to the extent such representations and warranties relate to a specific date; provided, however, Borrowers make no representation or warranty under Section 5.19 of the Credit Agreement regarding their performance of Contractual Obligations to the extent such Contractual Obligations refer to the Borrowers’ failure to pay interest on the Senior Notes due on July 15, 2005.

(b)	This Amendment is being delivered in the State of New York.

(c)	Borrowers and the other Credit Parties hereby ratify and confirm the Credit Agreement as amended hereby, and agree that, as amended hereby, the Credit Agreement remains in full force and effect.

(d)	Borrowers and the other Credit Parties agree that all Loan Documents to which each such Person is a party remain in full force and effect notwithstanding the execution and delivery of this Amendment.

(e)	This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(f)	All references in the Loan Documents to the “Credit Agreement” and in the Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Credit Agreement as amended by this Amendment (as well as by all subsequent waivers, amendments, restatements, modifications and supplements thereto).

(g)	Each of the following provisions of the Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment”: Section 9.3 (Notices), Section 9.6, (Severability), Section 9.8 (Headings), Section 9.9 (Applicable Law), Section 9.12 (Construction), Section 9.15 (Waiver of Jury Trial) and Section 9.17 (Entire Agreement).

          SIGNATURE PAGE FOLLOWS

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWERS:

O'SULLIVAN INDUSTRIES, INC. as a Borrower

By:	/s/ Rick A. Walters
Name:	Rick A. Walters
Title:	CFO

O'SULLIVAN FURNITURE FACTORY OUTLET, INC. as a Borrower

By:	/s/ Rick A. Walters
Name:	Rick A. Walters
Title:	CFO

O'SULLIVAN INDUSTRIES - VIRGINIA, INC. as a Borrower

By:	/s/ Rick A. Walters
Name:	Rick A. Walters
Title:	CFO

CREDIT PARTIES:

O'SULLIVAN INDUSTRIES HOLDINGS, INC.

By:	/s/ Rick A. Walters
Name:	Rick A. Walters
Title:	CFO

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and a Lender

By:	/s/ Kyle S. Middleton
Name:	Kyle S. Middleton
Title:	Duly Authorized Signature